UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On March 7, 2018, Santander Holdings USA, Inc. (“SHUSA”) completed its offer to exchange (the “Exchange Offer”) its 3.700% Senior Notes due 2022 for an equal principal amount of its outstanding 3.700% Senior Notes due 2022, its 3.400% Senior Notes due 2023 for an equal principal amount of its outstanding 3.400% Senior Notes due 2023 and its 4.400% Senior Notes due 2027 for an equal principal amount of its outstanding 4.400% Senior Notes due 2027. Pursuant to the Exchange Offer, SHUSA accepted for exchange $1,436,107,000 of its outstanding 3.700% Senior Notes due 2022, $999,250,000 of its outstanding 3.400% Senior Notes due 2023 and $1,049,018,000 of its outstanding 4.400% Senior Notes due 2027. In connection with the Exchange Offer, on March 7, 2018, SHUSA entered into a sixteenth supplemental indenture (the “Sixteenth Supplemental Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee.

The foregoing description of the Sixteenth Supplemental Indenture is qualified in its entirety by reference to the full text of the Sixteenth Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Sixteenth Supplemental Indenture dated as of March 7, 2018, by and between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Sixteenth Supplemental Indenture dated as of March 7, 2018, by and between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Date: March 7, 2018	By:	/s/ Gerard A. Chamberlain
Name: Gerard A. Chamberlain
Title: Senior Vice President and Assistant Secretary

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